                                                                 EXHIBIT 3(i).1

                          CERTIFICATE OF INCORPORATION
                                       OF
                                 TBC CORPORATION

         THE UNDERSIGNED, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST: The name of the Corporation is TBC Corporation.

         SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         THIRD: The nature of the business or purposes to be conducted or promoted is:

                  (a) To manufacture, purchase, or otherwise acquire, and to hold, own, sell, or otherwise dispose of, or trade and deal in, tires, batteries, and automotive equipment and accessories of every kind and description.

                  (b) To engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 52,500,000, consisting of:

                  2,500,000 shares of Preferred Stock, par value $.10 per share (hereinafter referred to as "Preferred Stock"); and

                  50,000,000 shares of Common Stock, par value $.10 per share (hereinafter referred to as "Common Stock").

         Section 1. Preferred Stock. (A) Shares of Preferred Stock may be issued from time to time as determined by the Board of Directors. Preferred Stock may be issued in one or more series; provided, however, that each such series shall be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The voting powers, preferences, and relative, participating, optional and other special rights of each such series, and the qualifications, limitations, or restrictions thereof, if any, may differ from those of any other series at any time outstanding; and the Board of Directors of the



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Corporation is hereby expressly granted authority to fix the same by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock. Without limiting the generality of the foregoing, the Board of Directors shall have the power to determine the following:

                  (i) The distinctive designation of each series and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors.

                  (ii) The rate and times at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid; the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or series of the same or other class or classes of stock; and whether such dividends shall be cumulative or noncumulative.

                  (iii) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for shares of any other class or classes or any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion of exchange.

                  (iv) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed.

                  (v) The rights, if any, of the holders of Preferred Stock of such series upon the liquidation, merger, consolidation, distribution or sale of assets, dissolution, or winding-up, of the Corporation, however occurring.

                  (vi) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series.

                  (vii) The voting powers, if any, of the holders of such series of Preferred Stock, which powers may include, without limiting the generality of the foregoing, the right, voting as a series or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and upon such conditions as the Board of Directors may determine.

Provided, however, that nothing set forth herein shall be deemed to give the Board of Directors the power to grant preemptive rights to the holders of any Preferred Stock.



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

         (B) The relative powers, preferences, and rights of each series of Preferred Stock in relation to the powers, preferences, and rights of any other series of Preferred Stock shall be, in each case, as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to the authority granted in paragraph (A) of Section 1 of this Article FOURTH. No consent, by class or series vote or otherwise, of the holders of any series of Preferred Stock then outstanding shall be required for the issuance of any other series of Preferred Stock, whether or not the powers, preferences, and the rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences, and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions adopted pursuant to paragraph (A) of
Section 1 of this Article FOURTH as to any series of Preferred Stock that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

         (C) The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) from time to time without a vote of the holders of any Preferred Stock then outstanding if the resolution or resolutions of the Board of Directors adopted pursuant to paragraph (A) of Section 1 of this Article FOURTH as to such Preferred Stock do not expressly entitle such holders to vote thereon.

         Section 2. Common Stock. (A) After the requirements, if any, with respect to preferential dividends on Preferred Stock shall have been met and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts, and after the satisfaction of any other conditions which may be fixed in accordance with the provisions of Section 1 of this Article FOURTH, then and not otherwise, the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

         (B) After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock in the event of the liquidation, distribution or sale of assets, dissolution, or winding-up, of the Corporation, however occurring, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them.

         (C) Except as may otherwise be required by law or by any resolution or resolutions adopted by the Board of Directors pursuant to Section 1 of this Article FOURTH, each holder of Common Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the holders of Common Stock.

         FIFTH: Election of directors of the Corporation need not be by written ballot unless so required by a resolution of the Board of Directors.

         SIXTH: Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         Notwithstanding any provision of the By-Laws of the Corporation to the contrary and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of all shares of the Corporation then outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article SIXTH.

         SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the, said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         EIGHTH: Section 1. Vote Required for Certain Business Combinations.

         (A) Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation:

                  (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder, or

                  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value in excess of the greater of (a) five percent of the total assets of the Corporation and its consolidated subsidiaries as stated in the Corporation's consolidated balance sheet as of the end of its then most recently completed fiscal year, or (b) $1,000,000, or

                  (iii) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value in excess of the greater of (a) five percent of stockholders, equity of the Corporation and its consolidated subsidiaries as stated in the Corporation's consolidated balance sheet for its then most recently completed fiscal year, or (b) $1,000,000, or

                  (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder, or

                  (v) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder,

shall require the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class (it being understood that for purposes of this Article EIGHTH, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article FOURTH of this Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

         (B) Definition of "Business Combination". The term "Business Combination" as used in this Article EIGHTH shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph (A) of this Section 1.

         Section 2. Certain Definitions. For the purposes of this Article
EIGHTH:

         (A) A "person" shall mean any individual, firm, corporation, or other entity.

         (B) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) which:

                  (i) is the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the outstanding Voting Stock; or

                  (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than ten percent of the voting power of the then outstanding Voting Stock; or

                  (iii) is an assignee of, or has otherwise succeeded to, any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

         (C) A person shall be a "beneficial owner" of any Voting Stock:

                  (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                  (ii) which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                  (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

         (D) For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph (B) of this Section 2, the number of shares of Voting Stock deemed to be outstanding shall include shares of deemed owned through application of paragraph (C) of this Section 2 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

         (E) An "Affiliate" of a specified person means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         (F) An "Associate" of a specified person means (i) any corporation or organization (other than the Corporation or a Subsidiary) of which the person specified is a director, officer, or partner or is, directly or indirectly, the beneficial owner of ten percent or more of any class of equity securities, (ii) any trust or other estate in which the person specified has a substantial beneficial interest or as to which the person specified serves as a trustee or in a similar capacity, or (iii) any relative or spouse of the person specified or any relative of such spouse, or (iv) any person who is a director, officer, or partner of the person specified.

         (G) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (B) of this Section 2, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

         The Board of Directors (or a committee designated by the Board) shall have the power to determine for the purposes of this Article EIGHTH, on the basis of information known to it after reasonable inquiry, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate fair market value in excess of the amounts referred to in clauses (ii) and (iii) of paragraph (A) of Section 1 of this Article EIGHTH.

         Section 3. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article EIGHTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

         Section 4. Amendment, Repeal. Notwithstanding any provision of the By-Laws of the Corporation to the contrary and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article EIGHTH.

         NINTH: The Board of Directors of the Corporation shall have the power to amend or repeal the By-Laws of the Corporation by a resolution or resolutions adopted by sixty-six and two-thirds percent or more of the then authorized number of directors. Notwithstanding any provision of the By-Laws of the Corporation to the contrary and notwithstanding the fact that a lesser percentage may be specified by law, (i) the By-Laws of the Corporation may be amended or repealed by the stockholders of the Corporation only by the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of all shares of the Corporation then outstanding and entitled to vote thereon, voting together as a single class; and (ii) the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of all shares of the Corporation then outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article NINTH.

         TENTH: To the fullest extent now or hereafter permitted by the Delaware General Corporation Law, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

         Notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of sixty-six and two-thirds percent or more of the voting power of all shares of the Corporation then outstanding and entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article TENTH.

         ELEVENTH: The name and mailing address of the incorporator are Linn S. Harson, Thompson Hine LLP, 2000 Courthouse Plaza NE, Dayton, Ohio 45402.

         THE UNDERSIGNED incorporator hereby acknowledges that the foregoing Certificate of Incorporation is her act and deed this 16th day of November, 2004.


                                        /s/ Linn S. Harson
                                        ----------------------------------------
                                        Linn S. Harson
                                        Incorporator

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                   CERTIFICATE OF DESIGNATION, PREFERENCES AND
                     RIGHTS OF SERIES A JUNIOR PARTICIPATING
                                 PREFERRED STOCK

                                       of

                                 TBC CORPORATION
                      (Formerly, TBC Parent Holding Corp.)

             Pursuant to Section 151 of the General Corporation Law
                            of the State of Delaware

         Sharen Swartz Neuhardt, Secretary of TBC Parent Holding Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of
Section 103 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on November 18, 2004, adopted the following resolution creating a series of 275,000 shares of Preferred Stock designated as Series A Junior Participating Preferred
Stock:

         RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors hereby creates a series of preferred stock, $.10 par value per share, of the Corporation, initially consisting of 275,000 shares, and hereby fixes and herein states the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions thereof, as follows:

         Section 1. Designation and Amount. There shall be a series of the Preferred Stock of the Corporation which shall be designated as the "Series A Junior Participating Preferred Stock," $.10 par value per share (the "Series A Preferred Stock"), and the number of such shares constituting such series shall be 275,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

         Section 2. Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any classes of preferred stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock in preference to the holders of shares of the Common Stock of the Corporation (the "Common Stock"), and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September, and December in each year (or, in each case, if not a date on which the Corporation is open for business, the next date on which the Corporation is so open) (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share of Preferred Stock or fraction thereof, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in Common Stock or a subdivision of the outstanding Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation at any time after November 18, 2004 (the "Rights Declaration Date"), (i) declares any dividend on Common Stock payable in shares of Common Stock, (ii) subdivides or splits the outstanding Common Stock, or (iii) combines or consolidates the outstanding Common Stock into a smaller number of shares (all of which are hereinafter referred to as "Common Stock Adjustments"), then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event (such fraction is hereinafter referred to as the "Adjustment Number").

         (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution of the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (C) Dividends shall begin to accrue and be cumulative on the outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred

Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event that the Corporation makes any Common Stock Adjustments at any time after the Rights Declaration Date, the number of votes to which each share of Series A Preferred Stock would otherwise be entitled shall be adjusted by multiplying such amount by the Adjustment Number.

         (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (C) Except as set forth herein, holders of shares of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

         Section 4. Certain Restrictions.

         (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock;

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respect series or classes.

         (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Stocks. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. Unless otherwise prohibited by the Corporation's Certificate of Incorporation, all such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein.

         Section 6. Liquidation, Dissolution, or Winding Up.

         (A) Upon any liquidation (voluntary or otherwise), dissolution, or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution, or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $5,000.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Payment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100. Following the payment of the full amount of the Series A Liquidation Preference and the Common Payment in respect of all outstanding shares of Series A Preferred Stock and Common Stock, respectively, holders of shares of Series A Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of 100 to 1 with respect to such shares of Series A Preferred and Common Stock, on a per share basis, respectively (subject to the provision for adjustment set forth in subparagraph C).

         (B) In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preference of all other classes of preferred shares, if any, which rank on a parity with the Series A Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit




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

payment in full of the Common Payment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (C) In the event the Corporation makes any Common Stock Adjustments at any time after the Rights Declaration Date, the amount otherwise payable to the holders of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by the Adjustment Number.

         Section 7. Consolidation, Merger, Etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation makes any Common Stock Adjustments at ay time after the Rights Declaration Date, then the amount set forth in the preceding sentence with respect to the exchange or change of the Series A Preferred Stock shall be adjusted by multiplying such amount by the Adjustment Number.

         Section 8. Redemption.

         (A) The Corporation may, at any time and from time to time, at the option of the Board of Directors, redeem the whole or any part of the outstanding shares of Series A Preferred Stock by paying $5,000.00 for each share thereof, together with a sum equivalent to all unpaid dividends accrued thereon, upon 30 days' notice by mail to the holders of record thereof.

         (B) If less than all the shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed shall be selected by lot in such manner as the Board of Directors shall determine. The holders of shares of Series A Preferred Stock called for redemption shall not, from and after the date fixed for the redemption of such stock, possess or exercise any rights as stockholders except the right to receive from the Corporation the redemption price of such shares without interest, upon the surrender thereof. Nothing contained herein shall limit any legal right of the Corporation to purchase any shares of the Series A Preferred Stock.

         (C) In the event the Corporation makes any Common Stock Adjustments at any time after the Rights Declaration Date, the amount otherwise payable to the holders of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by the Adjustment Number.

         Section 9. Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation's preferred shares as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner that would materially alter or change the powers, preferences, or special rights of the Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

         Section 11. Fractional Shares. Series A Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of shares of Series A Preferred Stock.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate this 18th day of November, 2004.


                                        /s/ SHAREN SWARTZ NEUHARDT
                                        ----------------------------------------
                                        Sharen Swartz Neuhardt
                                        Secretary



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